Exhibit 99.3

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE
news	Contacts

	INVESTORS	Tom White	423 294 8996
		Rob Lockerman	423 294 7498

	MEDIA	Jim Sabourin	423 294 6300
866 759 8686

Unum Group’s Board of Directors Authorizes
Additional $1 Billion Share Repurchase

CHATTANOOGA, Tenn. (Feb. 2, 2011) – Unum Group (NYSE: UNM) announced today that its Board of Directors has approved an additional $1 billion to repurchase the company’s outstanding common stock over the next 18 months.  This amount is in addition to the $144.3 million remaining on its previous authorization.

“Today’s action by our Board of Directors reflects our confidence in our current strong capital position and ongoing ability to continue to generate excess capital,” said Thomas R. Watjen, president and chief executive officer.  “Financial strength remains a top priority for our company, and today’s decision does not adversely impact our position.”

The stock repurchases will be made in the open market or in privately negotiated transactions, including accelerated share repurchase transactions, subject to market conditions and regulatory considerations.  The program can be modified, extended, or terminated by the board at any time.

###

ABOUT UNUM GROUP
Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of disability insurance products in the United States and the United Kingdom.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

SAFE HARBOR STATEMENT
Certain information in this press release constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those not based on historical information, but rather relate to future operations, strategies, financial results, or other developments and speak only as of the date made.  These forward-looking statements, including statements about the Company’s plans concerning the timing and amount of share repurchases and the Company’s ability to generate excess capital, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control.  The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (3) sustained periods of low interest rates; (4) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (5) fluctuation in insurance reserve liabilities; (6) investment results, including but not limited to, realized investment losses resulting from impairments that differ from our assumptions and historical experience; (7) changes in interest rates, credit spreads, and securities prices; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) changes in our financial strength and credit ratings; (10) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (11) effectiveness in managing our operating risks and the implementation of operational improvements and strategic growth initiatives; (12) actual experience in pricing, underwriting, and reserving that deviates from our assumptions; (13) lower than projected persistency and lower sales growth; (14) changes in accounting standards, practices, or policies; (15) effectiveness of our risk management program; (16) the level and results of litigation; (17) currency exchange rates; (18) ability of our subsidiaries to pay dividends as a result of regulatory restrictions; (19) ability and willingness of reinsurers to meet their obligations; (20) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (21) events or consequences relating to terrorism and acts of war, both domestic and foreign; and (22) ability to recover our systems and information in the event of a disaster or unanticipated event.

For further information about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2009 and any subsequently filed Forms 10-Q.  The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

2